Exhibit 23.4

John Kinross-Kennedy, CPA
17858 Skypark Circle, Suite C
Irvine, CA 92614-6401
(949) 955-2522  fax. (949) 724-3817
jkinross@zamucen.com

August 11, 2010

To Whom It May Concern:

I consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143520) of my reports dated January 13, 2010, with respect to the consolidated financial statements of Bio Matrix Scientific Group, Inc.  included in its Annual Report (Form 10-K/A) for the year ended September 30 , 2009  filed with the Securities and Exchange Commission.

Very Truly Yours,

/s/ John Kinross-Kennedy

John Kinross Kennedy